                                                                   Exhibit 10(4)

                                   Agreement

Agreement made and entered into this 2nd day of March, 1998, by and between:

Virtual Communities, Inc.
111 Great Neck Road,  Suite 416
Great Neck, New York 11021
(herein: "VCI" or "the Company")

and

Matthew Album
[Address]
(herein: "the Client")

Preamble
--------

Whereas, VCI is engaged in electronic publishing on the World Wide Web and owns all right, title and interest in, and operates, an Internet site on the World Wide Web known as "Virtual Jerusalem", residing at the following Internet addresses: www.virtual.co.il and www.jer1.co.il ("the VJ Site"), stored on a Virtual Communities server located in the United States;

Whereas, the Client has developed and maintains a database of Jewish related web sites known as "Maven", residing at the following Internet address on the VCI server: www.maven.co.il and which is also accessible to Internet users worldwide through the navigational tools available on the the VJ Site (herein: "the Maven Site" );

Whereas, VCI wishes to have the Client continue to maintain and update the Maven Database (as defined below);

Whereas, the Client wishes to have the Maven Site continue to be hosted by the Company on a VCI server so that it remains accessible to Internet users worldwide, including through the navigational tools available on the VJ Site; and

Whereas the parties have the necessary knowledge and experience to perform their obligations as set forth herein;

Therefore the parties have stipulated and agreed as follows:


1.1 The preamble and the appendices to this Agreement constitute an integral part hereof.

Definitions
-----------

As used herein, the following terms, when capitalized, shall have the meanings set forth beside them:

2.1  "Affiliate" - any one of the following: (a) an employee; (b) a consultant;
(c) a relative of an employee or consultant; (d) in relation to VCI, a subsidiary, a parent company or a subsidiary of a parent company.

2.2 "Client Material" -- any Content provided by the Client, whether provided to the Companies for use in or in connection with the Maven Site and/or the VJ Site or uploaded onto the Maven Site by the Client, including without limitation, the Maven Database.

2.3 "Client Publication" -- any collection of Content distributed by the Client or on its behalf, including without limitation, the Maven Announce Email Newsletter.

2.4 "Client Publication Subscription Fees" -- aggregate amounts collected (excluding Value Added Tax, if applicable) by the Client from all subscribers to a Client Publication who first subscribed to the Client Publication by using subscription forms located in the Maven Site;

2.5  "Companies" -- Virtual Communities, Inc. and/or Virtual Jerusalem, Ltd.

2.6 "Computer Network" -- the Internet, a commercial online service and/or other non-private computer network to which the public has access.

2.7 "Confidential Information" -- any of the following insofar as they relate to either party to this Agreement: trade secrets, technical information, technology, information, computer source and object codes, client lists, sales and marketing information, client account records, personnel records, financial or other business information and any additional information identified by either party to the other as being confidential. Notwithstanding the above, "Confidential Information" shall not include information of any kind as set forth above which was legitimately discovered by one party independent of the other party without the breach of any confidentiality obligation owed to the either party to this Agreement and/or once such information has been disclosed to the public.

2.8 "Content" -- any text, images, music, video footage, photographs, logos, computer code (source and/or object), data and other printed, electronic, audio and/or visual material of any kind.

2.9 "File Transfer Protocol" - a protocol enabling data files to be transferred between computer hosts on the Internet.

2.10 "Initial Term" -- a period of three (3) years beginning on the date of signature of this Agreement.

2.11 "Licensed Material" -- Content obtained by and licensed to VCI for use in or in connection with the Maven Site.

2.12 "Link" -- the ability to move from a location on the VJ Site to another online location (whether on the VJ Site or on another Computer Network) by the click of a mouse on a designated location.

2.13 "Maven Advertisement" -- any one of the following: (a) a graphic or text file which may be selected by a visitor to the Maven Site as a Link to such other online Content as the advertiser shall request; (b) Maven Directory Highlights; (c) Maven Directory Priority Positionings; (d) Content distributed on behalf of an advertiser by electronic mail to subscribers to the Client list(s), including without limitation, the Maven Announce Email Newsletter, through the Virtual Communities list processor; (e) any other advertisement which may be mutually agreed upon by the parties.

2.14 "Maven Advertising Revenues" aggregate amounts collected (excluding Value Added Tax, if applicable) plus the fair market value of any other compensation received (such as barter advertising, or a commission on sales generated by the Email Advertisement) for the sale of a Maven Advertisement to an advertiser located by either of the Companies or the Client, less any commission which the locating party is obligated to pay to an advertising sales representative and/or agent who is not an Affiliate of the Company or the Client, provided that such commission shall not exceed fifteen percent (15%) of the advertising rate determined in accordance with section 8.4 below;

2.15 "Maven Announce Email Newsletter" -- a regular email newsletter distributed through the VCI list processor to subscribers to the Maven email lists, if any.

2.16 "Maven Database" -- the database developed by the Client which includes a collection of references to World Wide Web sites related to issues of Jewish and/or Israeli interest, including without limitation the database engine and management system, as revised and updated from time to time;

2.17 "Maven Directory Highlights" -- A Link on the Maven Site which is highlighted so that it stands out from other Links on the Maven Site.

2.18 "Maven Directory Priority Positioning" -- A Link on the Maven Site which appears as one of the first five Links on a page of the Maven Site.

2.19 "Maven Site Subscription Fees" -- aggregate amounts collected (excluding Value Added Tax, if applicable) by the Client from all subscribers to the Maven Site;

2.20 "Offensive Material" -- any of the following: (a) Content which contains sexually explicit images; (b) Content which is defamatory, vulgar and/or racially or sexually discriminatory; and/or (c) Content which violates, intentionally or unintentionally, any applicable law or regulation;

2.21 "Rights" -- copyrights, moral rights, patent rights, trademarks, service marks, publicity rights, privacy rights, trade secret rights, neighboring rights or other proprietary rights of any kind.

2.22 "VCI Material" -- Content created by the Companies for or in connection with the Maven Site, including without limitation, the Maven name, logo and tag line ("Virtual Know it All").

2.20 "VJ Site Advertisement" -- a graphic or text file which may be selected by a visitor to a section of the VJ Site other than the Maven Site as a Link to such other online Content as the advertiser shall request;


The Client's Obligations
------------------------

3.1 Subject to the terms set forth herein, the Client undertakes to maintain the Maven Database, including without limitation to regularly update the data therein and to ensure the proper functioning thereof. The Client shall devote such time as is necessary to perform the foregoing obligations so that the Maven Database remains one of the leading databases of Jewish related sites on the Internet. The parties acknowledge and agree that this is a fundamental provision of the Agreement and that a breach hereof shall be a material breach of the Agreement.

To eliminate doubt, the Client shall have no right to alter, amend or modify any part of the Maven Site, except for the Client Material, in any way, without the express written consent and license of VCI.

3.2 The Client shall maintain and update the Maven Database, independently of VCI, using the facilities to be provided by VCI as set forth in VCI's "Guidelines for FTP of Client Material" attached hereto as Appendix A to this Agreement, or in such other manner as the parties shall agree from time to time. Notwithstanding the above, VCI may require, by written notice to the Client, at any time and at its sole discretion, all Client Material to be delivered to the Company to be placed on the Maven Site by the Company. To eliminate doubt, the parties acknowledge and agree that the Company's failure to permit the Client to maintain and update the Maven Database, on a server maintained, directly or indirectly, by either of the Companies, as set forth herein for a period in excess of thirty (30) days shall be a material breach of this Agreement.

3.3 The Client agrees, warrants and represents that the Client Material shall not include any Offensive Material and that he shall not display, transmit and/or store Offensive Material on or through the Maven Site and/or the VJ Site. The Company shall have the unfettered right to remove any Offensive Material, or any other Content which is deemed offensive by VCI, which is displayed, transmitted and/or stored by the Client on or through the Maven Site and/or the VJ Site. The Company shall notify the Client of the removal of any Client Material from the Maven Site pursuant hereto.

3.4 During the term of this Agreement, the Client shall promote and advertise the Maven Site and the VJ Site in the manner set forth in paragraphs 2 and 7 of the Maven Site Revenue Terms attached hereto as Appendix B (the "Revenue Terms").

The Company's Obligations
-------------------------

4.1 Subject to the terms set forth herein, the Company undertakes to host the Maven Site, including without limitation to maintain the server on which the Maven Site resides (whether by itself or through a subcontractor) and to ensure the continued accessibility of the Maven Site on the Internet. The Company further undertakes to maintain the following Links, on a continual basis: (a) a Link from the home page of the VJ Site to the home page of the Maven Site, (b) Links from any ten (10) pages of the VJ Site to any ten (10) pages of the Maven Site, such Links to change from time to time at the Company's sole discretion.

4.2 At the Client's request and subject to its approval, the Company shall from time to time refresh and/or modify the Maven Site with additional VCI Material and/or Licensed Material. To eliminate doubt the Company shall not be required to make substantial modifications to the Maven Site more than once annually.

4.3 VCI Material shall not be placed on the Maven Site without the prior approval of the Client which approval shall not be unreasonably withheld. It is understood by the parties that the VCI Material, excluding any source and/or object computer code developed by the Company, shall be used by the Company solely for the benefit of the Maven Site and/or the VJ Site in accordance with the terms of this Agreement.

4.4 Notwithstanding the above, VCI shall have the absolute right to include at the bottom of every page of the Maven Site a button bar and/or other graphic advertisement which shall link that page with the home page of the VJ Site. To eliminate doubt, VCI shall not require the Client's approval to place the button bar and/or advertisement on any such page but shall, in any event, consult with the Client with respect to the position of the same on the Maven Site.

4.5 During the term of this Agreement, VCI's right to provide World Wide Web services to the Client, including without limitation (a) the right to host the Maven Site on a VCI server and to have the Maven Site accessible through the navigational tools available on the VJ Site; and (b) the right to distribute and/or provide access to Client Publications on a Computer Network, shall be exclusive. To eliminate doubt, nothing in this Agreement shall prevent the Client from permitting other Computer Network sites to provide links to the Maven Site.

4.6 The parties shall jointly select, and VCI shall install on the Maven Site, a search engine which will enable users to efficiently search the Maven Site.

4.7 VCI shall make all of the appropriate requests and exert best efforts so that the Maven Site is listed on at least five (5) of the major indices and directories which appear on the Internet. VCI shall also (a) publicize and promote the Maven Site within the VJ Site, including a continuous presence on the VJ Site home page; and (b) create Links to specific category pages in the Maven Site from related departments or feature site homepages located on the VJ Site.

The VCI-Client Server
---------------------

5.1 No later than sixty (60) days following signature of this Agreement, VCI shall acquire at its expense, in consultation with the Client, a computer server capable of hosting a SQL database program (the "Server"). The Client shall reimburse VCI for the cost of fifty percent (50%) of the Server (the "Reimbursable Amount") in the manner set forth in section 5.2 below. Subject to completion of the Client's reimbursement of VCI as aforementioned, the Server shall be jointly owned in equal parts by VCI and the Client. Notwithstanding the above, VCI's failure to acquire the Server shall not be a breach of this Agreement.

5.2 Immediately following VCI's acquisition of the Server, VCI may set off against all amounts due to the Client from VCI, including without limitation the Client's portion of Site Advertising Revenues pursuant to section 8.2 below, all or part of the Reimbursable Amount until such time as the Reimbursable Amount has been paid to the Company in full.

5.3 Upon VCI's acquisition of the Server, VCI shall copy the Maven Site onto the Server and shall provide the Client with the ability to access the Maven Site on the Server. Within sixty (60) days from the date on which the Client shall have been provided with the ability to access the Maven Site on the Server, or as soon as is practicable, the Client shall reprogram the Maven Database and, to the extent necessary, the Maven Site, so that they function on a SQL database program on the Server and are accessible from the navigational tools available on the home page of the VJ Site. To eliminate doubt, the Client shall be solely responsible, at the Client's expense, for performing any acts necessary for the Maven Site, including without limitation, the Maven Database, to function and to be accessible as aforesaid.

5.4 All third party costs and expenses associated with the maintenance of the Server, wherever located, shall be borne by VCI alone.

5.5 During the term of this Agreement neither party shall sell, lease, encumber and/or dispose of its rights in the Server, or otherwise grant any right to a third party in or with respect to the Server except upon receipt of written consent from the other party.

5.6 Upon termination of this Agreement for any reason, VCI shall have the right to purchase the Client's rights in the Server from the Client at the same cost at which the Client acquired such rights, less the depreciation for tax purposes of the value of the Client's rights in the Server. VCI shall notify the Client, within thirty (30) days of the termination of this Agreement, if it wishes to acquire the Client's portion of the Server as aforesaid. If VCI shall not wish to acquire the Client's rights in the Server, both parties shall use reasonable efforts to seek a purchaser for the Server. To eliminate doubt, each party shall be entitled to fifty percent (50%) of the consideration received from the sale of the Server.

Rights in Client Material
-------------------------

6.1 The Client hereby represents and warrants that (1) he owns (or shall own at the time of delivery) all of the right, title and interest in all of the Client Material; (2) he has full and enforceable rights to deliver the Client Material to VCI and to grant the licenses set forth in sections 6.2 and 11.4 below; and
(3) the Client Material shall not violate any applicable law and/or regulation and/or infringe the Rights of any third party.

6.2 The Client hereby grants a worldwide license to VCI to copy, reproduce, distribute, display, scan, convert into digital or other Internet format, store, install in and retrieve from a storage device (including any acts of copying incidental thereto), publish and/or publicize the Client Material, in whole or in part, an unlimited number of times, in or in connection with the Maven Site and to do any other act with respect to the Client Material, solely as VCI shall deem necessary or desirable for the fulfillment of its obligations and rights hereunder (herein: `Acts of Use"). The Client further grants to VCI the worldwide right to sublicense such rights to service providers of VCI as may be necessary or desirable for the fulfillment of VCI's obligations and rights hereunder.

6.3 The Client declares that it understands that due to the nature of the Internet medium, Content appearing on the Maven Site may be downloaded by Internet users (i.e., printed and reproduced) and agrees and confirms that VCI shall have no liability whatsoever for an infringement of the Client's rights by an Internet user.

6.4 The Client hereby undertakes to indemnify and hold the Companies harmless from any and all damages, loss and/or expense (including, without limitation, reasonable attorneys' fees) suffered or incurred by the Companies as a result of, or in connection with the Client's breach of its representations and warranties set forth in sections 3.3 and 6.1 above. To eliminate doubt, this provision shall survive termination of the Agreement.

6.5 Notwithstanding the above, VCI shall have no right during the term of this Agreement to materially alter and/or modify the Client Material, in whole or in part, except with the prior consent of the Client. The Client's approval of the Maven Site which includes any alterations and/or modifications to the Client Material, shall be deemed approval of all such alterations and modifications.

Rights in VCI Material
----------------------

7.1 VCI hereby represents and warrants that (1) it owns all of the right, title and interest in all of the VCI Material, (2) it has full and enforceable rights to distribute the VCI Material on the Maven Site as undertaken herein, and (3) that the VCI Material shall not violate any applicable law and/or regulation and/or infringe the Rights of any third party. The Client hereby confirms and agrees that all right, title and interest in the VCI Material and in the Maven Site, except for the Client Material, is the exclusive property of VCI and/or third parties who have licensed their rights, in whole or in part, to VCI.

7.2 VCI hereby undertakes to indemnify and hold the Client harmless from any and all damages, loss and/or expense (including, without limitation, reasonable attorneys' fees) suffered or incurred by the Client as a result of, or in connection with, the VCI's breach of its representations and warranties set forth in section 7.1 above. To eliminate doubt, this provision shall survive termination of the Agreement.

Advertising
-----------

8.1 The Client shall exert reasonable efforts and VCI shall exert its best efforts to locate advertisers interested in purchasing Maven Advertisements and to secure such Maven Advertisements.

8.2 The Client shall be entitled to Maven Advertising Revenues as set forth in the Revenue Terms, together with Value Added Tax thereon, if and at the rate applicable by law.

8.3 VCI shall pay the Client a fee equal to ten percent (10%) of the aggregate amounts collected (excluding Value Added Tax, if applicable) by VCI, less any commission which VCI is obligated to pay to an advertising sales representative and/or agent, from the sale of a VJ Site Advertisement which is the direct result of the Client's efforts. To eliminate doubt, the sale of a VJ Site Advertisement shall be considered the direct result of the Client's efforts if the Client notifies the Company of its referral of an advertiser who proceeds to enter into an advertising agreement with the Company, without requiring substantial further negotiation, pursuant to the then current advertising price schedule published by the Company or such other terms which have been approved by the Company in writing. To eliminate doubt, all revenue generated by VJ Site Advertisments purchased by advertisers located by VCI shall be VCI's alone.

8.4 Maven Advertisement rates shall be mutually agreed upon by the parties from time to time. Any deviation from the agreed upon rate shall require the consent of the other party. Notwithstanding the above, VCI shall not deny the Client's request to provide certain advertisers with preferential rates (including advertising free of charge) provided that with respect to each Maven Advertisement provided at a rate lower than that which was agreed by the parties, VCI shall nevertheless receive from the Client the difference between the payment it actually received for such Advertisement and the payment it would have received if the Client had charged the agreed upon rate.

8.5 To eliminate doubt, the sale of a Maven Advertisement or a VJ Site Advertisement does not include the production and/or creation of such advertisement. Either party may perform such services on behalf of an advertiser pursuant to the terms agreed between such party and the advertiser and neither party shall have any claim to any revenue thus generated by the other party.

8.6 Neither party shall place a Maven Advertisement on the Maven Site without the prior consent of the other party and unless the advertiser has entered into a written advertising agreement with VCI in the form provided by VCI. To eliminate doubt, in locating advertisers for the Maven Site and/or for the VJ Site, each party shall be acting independently and shall not represent itself as having the authority to bind the other party.

Subscription Fees
-----------------

9.1 If at any time during the term of this Agreement the Client shall produce a Client Publication for which the Client offers subscriptions through the Maven Site, then the Client shall pay to VCI Client Publication Subscription Fees as set forth in the Revenue Terms, plus Value Added Tax, if and at the rate applicable by law.

9.2 In addition to Client Publication Subscription Fees, should the Client decide during the term of this Agreement to require Internet users who wish to visit the Maven Site to become subscribers to the Maven Site and to pay a subscription fee, then VCI shall be entitled to Maven Site Subscription Fees as set forth in the Revenue Terms plus Value Added Tax, if and at the rate applicable by law.

Payment Procedure
-----------------

10.1 (a) No later than the fifteenth (15th) day of each calendar month, VCI shall provide the Client with an accounting of Maven Advertising Revenues collected in the immediately preceding calendar month, including the names of each advertiser from which revenues were collected, advertising fees charged to such advertiser, commissions associated with such advertiser and the total sum to be distributed to the Client as set forth above and in the Revenue Terms.

     (b) No later than the fifteenth (15th) day of each calendar month, the Client shall provide VCI with an accounting of Client Publication Subscription Fees and Maven Site Subscription Fees, if any, collected in the immediately preceding calendar month including: (1) the names of each subscriber to a Client Publication and to the Maven Site; (2) the subscription fee paid by each such subscriber; and (3) the total amount due to VCI as set forth above and in the Revenue Terms.

     (c) No later than the last day of the calendar month, each party shall transfer such sum to the other party as is due them in accordance with subsections (a) and (b) above, against provision of a tax invoice, in the manner to be agreed upon by the parties. In each month, either party may set off the amount owing to the other party in accordance with the accounting provided hereunder against a greater amount due from such party. A delay of more than ninety (90) days by either party in transferring the payments required hereunder shall be deemed a material breach of this Agreement.

10.2 At the request of either party hereto each party shall permit the other to review its accounts which relate to the revenues and fees required to be reported to the requesting party under the terms of this Agreement. Such right shall not be exercised with unreasonable frequency. Notwithstanding the above, either party may satisfy this obligation by providing the requesting party with a report from a United States or U.K., as the case may be, certified accountant as to the information to be provided to the requesting party hereunder.

Term and Termination
--------------------

11.1 This Agreement shall be effective upon its signature by both parties and shall continue in full force and effect for the Initial Term. Following the Initial Term, this Agreement shall automatically be deemed to be renewed by the parties unless and until terminated by either party by written notice to the other party ("Termination Notice"). Termination of this Agreement shall become effective 30 (thirty) days following receipt by the non-terminating party of a Termination Notice.

11.2 Notwithstanding the above, either party may terminate this Agreement immediately, by written notice to the non-terminating party, upon the occurrence of one of the following (each of which is defined as "Cause"): (a) the non-terminating party has materially breached this Agreement and failed to remedy such breach within fourteen (14) days of its receipt of written notice from the terminating party; (b) the non-terminating party becomes insolvent or unable to pay its debts or makes an assignment for the benefit of creditors; (c) any proceedings are commenced against the non-terminating party under any bankruptcy, insolvency or debtor's relief law, including without limitation, the appointment of a temporary or permanent receiver for the non-terminating party, and such proceedings have not been vacated or set aside within sixty (60) days from the date of the commencement thereof; (d) the non-terminating party is liquidated or dissolved.

11.3 Upon termination of this Agreement by either party hereto, with or without Cause, all amounts owing from one party to the other pursuant to the terms hereof shall become immediately due and shall be paid no later than fourteen
(14) days following the effective date of termination.

11.4 As of the effective date of termination of this Agreement by VCI for Cause, or by the Client without Cause, the Client grants to VCI the non-exclusive, worldwide, perpetual and royalty free right to exercise all Rights in and to the Client Material existing on the Maven Site as of the date of termination of this Agreement including without limitation, the Maven Database, and to sublicense such rights to any subcontractor of the Company, for the purpose of maintaining and/or updating the Maven Site, including without limitation the Maven Database, in a manner deemed appropriate and/or desirable by VCI, on the VJ Site or any successor site thereof.

11.5 Following termination of this Agreement, by the Client for Cause or by VCI without Cause, VCI shall grant to the Client an exclusive, worldwide, perpetual and royalty-free license to exercise all of its Rights in the VCI Material existing on the Maven Site as of the date of termination of this Agreement, except for any computer source and/or object code which may be included in such VCI Material, for the purpose of the Client's continued use of the Maven name, logo and "look and feel" of the Maven Site on a Computer Network.

11.6 The parties each agree, that they will, at the request and expense of the other party, sign such documents and perform such acts as may be necessary, if any, to enable the requesting party to exercise the rights granted it hereunder.

Post-Termination Payments
-------------------------

12.1 For a period of five (5) years following termination of this Agreement, and provided that the Client Material remains accessible to Internet users solely through the VJ Site or another site on the

Internet hosted by the Companies or any subcontractor thereof, the Client shall be entitled to the following payments ("Post-Termination Payments"):

     (a) During the first year following termination of this Agreement, an amount equal to fifty percent (50%) of the Maven Site Advertising Revenues collected in such year;

     (b) During the second year following termination of this Agreement, an amount equal to forty percent (40%) of the Maven Site Advertising Revenues collected in such year;

     (c) During the third year following termination of this Agreement, an amount equal to thirty percent (30%) of the Maven Site Advertising Revenues collected in such year;

     (d) During the fourth year following termination of this Agreement, an amount equal to twenty percent (20%) of the Maven Site Advertising Revenues collected in such year;

     (e) During the fifth year following termination of this Agreement, an amount equal to ten percent (10%) of the Maven Site Advertising Revenues collected in such year;

Should the Client grant a license to the Client Material to a third party after the termination of this Agreement, or should the Client himself cause the Maven Database to become accessible to Internet users through a site other than the VJ Site during the five (5) year period following termination of this Agreement, the Client shall, thereafter and until the end of such five (5) year period, be entitled to Post-Termination Payments solely with respect to such portion of the Site Advertising Revenues collected from advertisers who purchased their first Maven Site Advertisement prior to the termination of this Agreement.

To eliminate doubt, except as set forth in this section above, following termination of this Agreement the Client shall not be entitled to any benefits or payments from VCI relating to the Maven Site, including without limitation, the Maven Database.

12.2 An accounting of Post-Termination Payments shall be provided by the Company in the manner set forth in section 10.1(a) above, provided that amounts due shall be paid on a quarterly basis as follows: on the first day of the month immediately following the effective date of termination hereof and at successive three month intervals thereafter. Payment shall be made against provision of a tax invoice, and in the manner agreed between the parties.

12.3 At the Client's request, the Company shall continue, following termination of the Agreement, to make subscription forms for any Client Publication available through the Maven Site, provided that VCI shall continue to be entitled to Client Publication Subscription Fees as set forth in the Revenue Terms. Such fees shall be paid by the Client, together with a report as set forth in section 10.1(b) above, on a quarterly basis as follows: on the first day of the month immediately following the effective date of termination hereof and at successive three month intervals thereafter. Payment shall be made against provision of a tax invoice, and in the manner agreed between the parties.

Confidentiality
---------------

11.1 Neither party shall, at any time during or after the term of this Agreement, disclose any Confidential Information of the other party, or any part thereof, to any person, firm, corporation, or other entity, for any reason whatsoever.

11.2 Neither party shall make any use whatsoever, at any time during or after the term of this Agreement, of any Confidential Information of the other party, for any purpose other than for the fulfillment of such party's obligations or the exercise of its rights under this Agreement.

Notices
-------

12.1 All notices given by either party to the other in connection with this Agreement shall be deemed received if sent by registered mail, 72 hours after dispatch of the notice to the address set forth in the preamble to this Agreement, or if sent by courier, upon receipt.

Miscellaneous
-------------

13.1 It is understood and agreed that the Maven Site may be temporarily inaccessible to users from time to time as a result of Internet connectivity related problems which are not in VCI's control and/or for maintenance purposes and that such inaccessibility shall not be deemed a breach of this Agreement and shall not entitle the Client to any legal remedies.

13.2 Notwithstanding anything in this Agreement to the contrary, a delay in the performance of any obligation hereunder which shall not exceed five (5) days shall not be considered a breach of this Agreement and shall not entitle the injured party to any legal remedy.

13.3 Virtual Communities may perform all or some of its obligations under this Agreement, through a subcontractor which is owned or controlled by Virtual Communities. This Agreement may be assigned by VCI at any time, at VCI's sole discretion, to an entity which shall own and/or operate the VJ Site or any successor site. The Client may assign this Agreement solely to a corporate entity which is directly owned and/or controlled by the Client and provided that the Client shall remain responsible for providing the services to be provided by the Client hereunder, on behalf of the assignee. Except as set forth above, this Agreement may be assigned by either party solely with the written consent of the non-assigning party, which shall not be unreasonably withheld.

13.4 The services of VCI have been retained as an independent contractor and nothing contained herein shall create an employer-employee relationship or a joint venture relationship between the parties.

13.5 This Agreement shall be construed in accordance with the laws of the New York, the United States. Jurisdiction with respect to any controversy or claim arising out of or in connection with this Agreement shall be exclusively in the competent courts in New York and Jerusalem.

13.6 This Agreement constitutes the entire understanding of the parties hereto and shall replace and/or supersede any prior written or oral understanding which may have existed between the parties.

13.7 This Agreement may not be amended or altered except by written instrument signed by both parties. A party's failure to enforce its rights hereunder, in whole or in part, shall not constitute a waiver of rights by such party.

13.8 The headings used herein are for convenience sake alone and shall play no part in the interpretation of this Agreement.

In Witness Whereof the parties signed this Agreement as follows:



Matthew Album                 Virtual Communities, Inc.

S/Matthew Album               by: David Kahn

                                  Appendix A

                     Guidelines for FTP of Client Material


VCI will provide the following to the Client to facilitate the File Transfer Protocol ("FTP") process of the Client Material:

1.   An FTP account with password on the VCI web server.

2.   An FTP directory for the exclusive use of the Client Material.

3. Up to ten (10) gigabytes of storage space in the Client's FTP directory, as required by the Client.

4. One telnet account for direct editing of Client Material on the VCI web server.

                                  Appendix B

                           Maven Site Revenue Terms


1. During the term of this Agreement, the Client shall be entitled to fifty percent (50%) of the Maven Advertising Revenues.

2. During the term of this Agreement, the Client shall place advertisements promoting the VJ Site in a prominent location of each edition of the Client's Maven Announce Email Newsletter (or such other successor newsletter), which shall each include up to five (5) lines of text. The advertisements shall be composed by the Company and delivered to the Client by email two days prior to the transmission of each edition of the Maven Announce Email Newsletter.

3. During the term of this Agreement, each party shall be entitled to place an equal number of advertisements benefiting the VJ Site and the Maven Site in spaces allocated specifically for advertisements on the Maven Site during such periods when such advertising spaces are not utilized by paid advertisers.

4. During the term of this Agreement and for as long as subscription forms to Client Publications shall be available on the Maven Site, VCI shall be entitled to access and use the Client's Client Publication subscriber lists for the purpose of VJ Site promotional and marketing programs.

5. During the term of this Agreement and for as long as subscription forms to Client Publications shall be available on the Maven Site, VCI shall be entitled to receive thirty percent (30%) of all Client Publication Subscription Fees.

6. During the term of this Agreement, VCI shall be entitled to receive thirty percent (30%) of all Maven Site Subscription Fees. To eliminate doubt, following termination of this Agreement, Maven Site Subscription Fees, if any, shall be paid directly to VCI and the Client shall have no claim thereto in whole or in part.

7. In addition, the Client shall include the Maven Site Internet address on all Client public relations material, including but not limited to, the masthead or other prominent location of each issue of any Client Publication, the Client letterhead, Client advertisements (whether in print, radio, television or any other media) and Client business cards. In addition, the Client shall include an identifier tag as follows: "Virtual Jerusalem, The Jewish World from the Heart of Israel, www.virtual.co.il", or such other identifier tag as the Company shall notify the Client in writing from time to time, on all electronic mail distributed by the Client via the Company's list processor.